Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eagle Financial Services, Inc. of our report dated March 30, 2022, relating to the consolidated financial statements of Eagle Financial Services, Inc., appearing in the Annual Report on Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

February 15, 2023